Confidential Exhibit 99.2 Investor Presentation June 2020Confidential Exhibit 99.2 Investor Presentation June 2020

Confidentiality Notice and Disclaimer This Confidential Investor Presentation (this “Confidential Investor Presentation”) is confidential and does not constitute or form part of any offer to sell, or a solicitation of an offer to purchase, any securities of Equity Bancshares, Inc. (the “Company”) or any of its affiliates or subsidiaries. The information in this Confidential Investor Presentation may not be reproduced or redistributed, passed on or divulged, directly or indirectly, to any other person. The Company reserves the right to request the return of this Confidential Investor Presentation at any time. This Confidential Investor Presentation is for informational purposes only and is being furnished on a confidential basis to a limited number of institutional accredited investors (as defined in Rule 501(a)(1), (2), (3), or (7) under the Securities Act of 1933, as amended (the “Securities Act”)) and qualified institutional buyers (as defined in Rule 144A under the Securities Act). Any such offering may be made only pursuant to a written purchase agreement and the information contained herein will be superseded in its entirety by such purchase agreement. This Confidential Investor Presentation does not contain all the information you should consider before investing in securities of the Company and should not be construed as investment, legal, regulatory or tax advice. It does not purport to contain all of the information that may be relevant. In addition, the financial information presented in this Confidential Investor Presentation is derived from Company records including its filings with the Securities and Exchange Commission (the “SEC”), including the audited and unaudited financial information therein. Each potential investor should review the purchase agreement, make such investigations as it deems necessary to arrive at an independent evaluation of an investment in the securities mentioned in this Confidential Investor Presentation and should consult its own legal counsel and financial, accounting, regulatory and tax advisors to determine the consequences of such an investment prior to making an investment decision and should not rely on any information set forth in this Confidential Investor Presentation. The securities referenced in this Confidential Investor Presentation have not been registered under the Securities Act or any state securities laws, and may not be offered or sold absent registration or an exemption from registration under applicable law. Such securities have not been approved or disapproved by the SEC, any state securities commission or any other regulatory authority, nor have any of the foregoing authorities passed upon or endorsed the merits of any proposed offering of these securities or the accuracy or adequacy of this Confidential Investor Presentation. Any representation to the contrary is a criminal offense. The securities referenced in this Confidential Investor Presentation are not savings or deposit accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality. This Confidential Investor Presentation contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements reflect the current views of the Company’s management with respect to, among other things, future events and the Company’s financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “forecast,” “goal,” “target,” “would” and “outlook,” or the negative variations of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond the Company’s control. Accordingly, the Company cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Factors that could cause actual results to differ materially from the Company’s expectations include the extent of the impact of the COVID-19 pandemic; competition from other financial institutions and bank holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; acquisitions and integration of acquired businesses; and similar variables. The foregoing list of factors is not exhaustive. For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on March 10, 2020 and any updates to those risk factors set forth in the Company’s subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. If one or more events related to these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, actual results may differ materially from what the Company anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and the Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New risks and uncertainties arise from time to time, and it is not possible for us to predict those events or how they may affect us. In addition, the Company cannot assess the impact of each factor on the Company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this Confidential Investor Presentation are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that the Company or persons acting on the Company’s behalf may issue. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. Certain of the information contained in this Confidential Investor Presentation may be derived from information provided by industry sources. The Company believes that such information is accurate and that the sources from which it has been obtained are reliable. The Company cannot guarantee the accuracy of such information, however, and has not independently verified such information. This Confidential Investor Presentation contains certain non-GAAP financial measures, including tangible common equity, tangible book value, tangible assets and the ratio of tangible common equity to tangible assets, intended to supplement, not substitute for, comparable GAAP measures. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided at the end of this Confidential Investor Presentation. Numbers in this Confidential Investor Presentation may not sum due to rounding. 2Confidentiality Notice and Disclaimer This Confidential Investor Presentation (this “Confidential Investor Presentation”) is confidential and does not constitute or form part of any offer to sell, or a solicitation of an offer to purchase, any securities of Equity Bancshares, Inc. (the “Company”) or any of its affiliates or subsidiaries. The information in this Confidential Investor Presentation may not be reproduced or redistributed, passed on or divulged, directly or indirectly, to any other person. The Company reserves the right to request the return of this Confidential Investor Presentation at any time. This Confidential Investor Presentation is for informational purposes only and is being furnished on a confidential basis to a limited number of institutional accredited investors (as defined in Rule 501(a)(1), (2), (3), or (7) under the Securities Act of 1933, as amended (the “Securities Act”)) and qualified institutional buyers (as defined in Rule 144A under the Securities Act). Any such offering may be made only pursuant to a written purchase agreement and the information contained herein will be superseded in its entirety by such purchase agreement. This Confidential Investor Presentation does not contain all the information you should consider before investing in securities of the Company and should not be construed as investment, legal, regulatory or tax advice. It does not purport to contain all of the information that may be relevant. In addition, the financial information presented in this Confidential Investor Presentation is derived from Company records including its filings with the Securities and Exchange Commission (the “SEC”), including the audited and unaudited financial information therein. Each potential investor should review the purchase agreement, make such investigations as it deems necessary to arrive at an independent evaluation of an investment in the securities mentioned in this Confidential Investor Presentation and should consult its own legal counsel and financial, accounting, regulatory and tax advisors to determine the consequences of such an investment prior to making an investment decision and should not rely on any information set forth in this Confidential Investor Presentation. The securities referenced in this Confidential Investor Presentation have not been registered under the Securities Act or any state securities laws, and may not be offered or sold absent registration or an exemption from registration under applicable law. Such securities have not been approved or disapproved by the SEC, any state securities commission or any other regulatory authority, nor have any of the foregoing authorities passed upon or endorsed the merits of any proposed offering of these securities or the accuracy or adequacy of this Confidential Investor Presentation. Any representation to the contrary is a criminal offense. The securities referenced in this Confidential Investor Presentation are not savings or deposit accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality. This Confidential Investor Presentation contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements reflect the current views of the Company’s management with respect to, among other things, future events and the Company’s financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “forecast,” “goal,” “target,” “would” and “outlook,” or the negative variations of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond the Company’s control. Accordingly, the Company cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Factors that could cause actual results to differ materially from the Company’s expectations include the extent of the impact of the COVID-19 pandemic; competition from other financial institutions and bank holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; acquisitions and integration of acquired businesses; and similar variables. The foregoing list of factors is not exhaustive. For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on March 10, 2020 and any updates to those risk factors set forth in the Company’s subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. If one or more events related to these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, actual results may differ materially from what the Company anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and the Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New risks and uncertainties arise from time to time, and it is not possible for us to predict those events or how they may affect us. In addition, the Company cannot assess the impact of each factor on the Company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this Confidential Investor Presentation are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that the Company or persons acting on the Company’s behalf may issue. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. Certain of the information contained in this Confidential Investor Presentation may be derived from information provided by industry sources. The Company believes that such information is accurate and that the sources from which it has been obtained are reliable. The Company cannot guarantee the accuracy of such information, however, and has not independently verified such information. This Confidential Investor Presentation contains certain non-GAAP financial measures, including tangible common equity, tangible book value, tangible assets and the ratio of tangible common equity to tangible assets, intended to supplement, not substitute for, comparable GAAP measures. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided at the end of this Confidential Investor Presentation. Numbers in this Confidential Investor Presentation may not sum due to rounding. 2

Terms of Planned Capital Raise Equity Bancshares, Inc. Issuer Subordinated Notes Security Regulation D Private Placement with Registration Rights Offering Type $50 million Principal Amount (1) Egan-Jones BBB Rating June 2030 Maturity Date Semi-annually on [•] and [•] of each year through [•], 2025, and thereafter on [•], [•], [•], and [•] of each year Interest Payments through the maturity date or early redemption date Optional Redemption Redeemable at 100% of principal amount, plus accrued and unpaid interest beginning in June 2025 The Company intends to use the net proceeds of the offering to repay $40 million of indebtedness and for general corporate purposes Use of Proceeds Placement Agents Piper Sandler & Co., Keefe Bruyette & Woods, Stephens Inc. 3 (1) A rating is not a recommendation to buy, sell or hold securities. Ratings may be subject to revision or withdrawal at any time by the assigning rating organization. Each rating organization has its own methodology for assigning ratings and, accordingly, each rating should be evaluated independently of any other rating.Terms of Planned Capital Raise Equity Bancshares, Inc. Issuer Subordinated Notes Security Regulation D Private Placement with Registration Rights Offering Type $50 million Principal Amount (1) Egan-Jones BBB Rating June 2030 Maturity Date Semi-annually on [•] and [•] of each year through [•], 2025, and thereafter on [•], [•], [•], and [•] of each year Interest Payments through the maturity date or early redemption date Optional Redemption Redeemable at 100% of principal amount, plus accrued and unpaid interest beginning in June 2025 The Company intends to use the net proceeds of the offering to repay $40 million of indebtedness and for general corporate purposes Use of Proceeds Placement Agents Piper Sandler & Co., Keefe Bruyette & Woods, Stephens Inc. 3 (1) A rating is not a recommendation to buy, sell or hold securities. Ratings may be subject to revision or withdrawal at any time by the assigning rating organization. Each rating organization has its own methodology for assigning ratings and, accordingly, each rating should be evaluated independently of any other rating.

Overview of Equity Bancshares, Inc. 4Overview of Equity Bancshares, Inc. 4

Overview of Equity Bancshares, Inc.

Investment Highlights

- The Company operates 50 branches across four states (KS, MO, OK, AR) in growing metropolitan markets, such as Kansas City, Wichita and Tulsa, and stable community markets in surrounding areas
- Experienced and proven management team
- Remains strongly core deposit funded, with a low loan-to-deposit ratio and attractive cost of deposits
- Robust commercial banking franchise (~70% of loans)
- Expanding in key geographic footprint and growing product and service offerings into newly acquired networks
- Organic growth through community and relationship focused strategies to grow loans and deposits
- Focused on diversifying revenues through new fee-income generating business lines (wealth management)
- Proven successful acquirer; Growth through disciplined and focused M&A
- 8% Core EPS CAGR[1,2] between 12/31/2015 and 12/31/2019
- GAAP and regulatory capital levels are in excess of well-capitalized requirements
- Strong asset quality and proactive approach to credit management, especially in COVID-impacted industries
- Sound enterprise risk management and corporate governance
- Above peer asset quality through cycles

Company Overview

Headquarters: Wichita, KS
Holding Company Established: 2002
Market Cap ($M): $265
Total Assets ($M): $3,944
Branches: 50


Topeka
Kansas City
KANSAS
Garden City
Wichita
Liberal
Springfield
Bartlesville
OKLAHOMA
Amarillo
EQBK

Financial Highlights

$ in millions	2018	2019	1Q 2020
Total Assets	$4,062	$3,950	$3,944
Total Loans (Excl. HFS)	2,575	2,557	2,507
Total Deposits	3,123	3,064	2,960
Total Equity	456	478	477
NPAs / Assets (Excl. TDRs)	0.98%	1.19%	1.22%
NIM	3.81	3.48	3.67
ROAA	1.00	0.65	0.13
Core ROAA[1,2]	1.16	0.95	0.93
Core ROATCE[1,2]	15.53	13.08	12.05

(1) Non-GAAP financial measure. See the non-GAAP reconciliation at the end of this presentation.
(2) Results adjusted for merger expenses, first quarter 2019 identified specific impairment charge, and FDIC premium credit received in the third quarter of 2019. First quarter 2020 results adjusted to exclude additional provisioning as a response to COVID-19 economic uncertainty ($9.94M). See the non-GAAP reconciliation at the end of this presentation.
Note: Financial data as of March 31, 2020; Market data as of June 3, 2020
Source: S&P Global Market Intelligence

5

Operating Strategy

Performance

- **Proven Acquirer and Integrator**
  - ✓ Successful track record
  - ✓ Disciplined merger analytics
  - ✓ Ability to integrate, operate and enhance value
- **Growth in Commercial Banking Franchise**
  - ✓ Commercial banking customers (~70% of loans)
  - ✓ Three metro markets and four-state presence
  - ✓ Manufacturing, transportation, entertainment, commercial construction
- **Strong Operating Performance**
  - ✓ Above peer asset quality through cycles
  - ✓ 8% Core EPS CAGR[(1)(2)] between 12/31/2015 and 12/31/2019
  - ✓ Improved Efficiency Ratio[(1)] from 70% as of 12/31/2015 to 66% as of 12/31/2019

Opportunity

Focused on core deposit gathering across four-state footprint and deploying funding into higher growth lending markets

- **Growth Oriented Business Plan**
  - ✓ Focus on commercial banking
  - ✓ Continue organic and acquisition initiatives
  - ✓ Leverage efficient, scalable infrastructure
  - ✓ Enhance revenue through identified synergies
  - ✓ Hire talented, entrepreneurial employees
  - ✓ Continue offering sophisticated, improved and customized banking products
  - ✓ Gathering low cost deposits and deploying into our growth target lending markets
- **Management Team**
  - ✓ Large bank experience with community bank care
  - ✓ Success in attracting clients from larger banks
  - ✓ C-Suite and top-line managers have significant ownership
  - ✓ Top-shelf credit culture

(1) Non-GAAP financial measure. See the non-GAAP reconciliation at the end of this presentation.
(2) Results adjusted for merger expenses, first quarter 2019 identified specific impairment charge, and FDIC premium credit received in the third quarter of 2019. First quarter 2020 results adjusted to exclude additional provisioning as a response to COVID-19 economic uncertainty ($9.94M). See the non-GAAP reconciliation at the end of this presentation.

6

Experienced Management Team

Brad Elliott

Chairman & CEO

Years at Equity: 18 | Years in Banking: 31



- Founded Equity Bancshares in 2002
- 2018 EY Entrepreneur of the Year National Finalist
- 2014 Most Influential CEO, *Wichita Business Journal*
- Served as Regional President of Sunflower Bank prior to forming Equity Bank
- Previously served as Director of Sales and Marketing for Koch Industries

Greg Kossover

Chief Operating Officer

Years at Equity: 7 | Years in Banking: 20



- Became COO in April 2020
- Served as CFO from 2013 to 2020
- EQBK Board of Directors, 2011-current
- Previously served as president of Physicians Development Group
- Previously served as CEO of Value Place, LLC, growing the franchise to more than 150 locations in 25 states

Eric Newell

Chief Financial Officer[1]

Years in Banking: 18



- Joined Equity Bank in April 2020
- Previously served as CFO at United Bank in Hartford, CT ($7.3bn assets)
- CFO and head of Treasury at Rockville Bank, Glastonbury, Conn.
- Analyst for AllianceBernstein and Fitch
- Began career as examiner with FDIC

Craig Anderson

President

Years at Equity: 2 | Years in Banking: 38



- Became President in April 2020
- Served as COO from 2018 to 2020
- Joined Equity Bank in March 2018
- Previously served as President of UMBF Commercial Banking
- More than 38 years of banking experience, concentrated in commercial lending roles

(1) Mr. Newell will assume all duties as Chief Financial Officer following the filing of the Company's second quarter Form 10-Q.

7

Franchise Overview 8Franchise Overview 8

Diverse Market Segments

Diverse market segments with economies based on transportation, manufacturing and healthcare

- Top employers in the region include a diverse range of operations such as telecommunications, professional services, aircraft manufacturing, OEM manufacturing and transportation.
- Equity Bancshares ranks in the Top 10 for market share in 22 of the 27 counties served and ranks in the Top 5 in 18 of those counties.

Operating Market			As of June 30, 2019		
Rank	Institution	HQ City, State	Branches (#)	Total Deposits ($000s)	Market Share (%)
1	UMB Financial Corp.	Kansas City, MO	33	13,773,181	12.72
2	Bank of America Corp.	Charlotte, NC	51	10,593,595	9.79
3	BOK Financial Corp.	Tulsa, OK	33	9,426,576	8.71
4	Commerce Bancshares Inc.	Kansas City, MO	48	7,682,803	7.10
5	Arvest Bank Group Inc.	Bentonville, AR	71	5,618,268	5.19
6	Capitol Federal Financial Inc.	Topeka, KS	42	4,756,341	4.39
7	INTRUST Financial Corp.	Wichita, KS	33	3,704,518	3.42
8	U.S. Bancorp	Minneapolis, MN	55	3,537,830	3.27
9	**Equity Bancshares, Inc.**	**Wichita, KS**	**50**	**3,064,090**	**2.83**
10	CrossFirst Bankshares Inc.	Leawood, KS	5	2,835,963	2.62
11	Central Banco. Inc.	Jefferson City, MO	51	2,674,864	2.47
12	Fidelity Financial Corp.	Wichita, KS	15	1,727,140	1.60
13	Emprise Financial Corp.	Wichita, KS	26	1,337,682	1.24
14	NASB Financial Inc.	Kansas City, MO	7	1,294,021	1.20
15	Valley View Bancshares Inc.	Overland Park, KS	24	1,287,200	1.19
16	Wells Fargo & Co.	San Francisco, CA	8	1,103,157	1.02
17	National Bank Holdings Corp.	Greenwood Village, CO	17	1,049,141	0.97
18	CCB Financial Corp.	Kansas City, MO	17	980,907	0.91
19	Bank of Montreal	Montreal, -	10	980,744	0.91
20	Midland Financial Co.	Oklahoma City, OK	10	860,379	0.79
	Total for Institutions in Market		**1,231**	**108,253,885**	**100.00**

Unemployment by County (%)	Mar-20	Mar-19
Benton, AR	3.4	2.6
Benton, MO	6.6	5.7
Boone, AR	4.3	3.2
Butler, KS	3.2	3.3
Carroll, AR	4.2	3.4
Crawford, KS	3.6	3.8
Ellis, KS	2.0	2.5
Gove, KS	2.2	2.3
Henry, MO	4.5	4.0
Jackson, MO	5.0	4.2
Johnson, KS	2.7	2.9
Johnson, MO	5.0	4.2
Kay, OK	3.5	4.1
Lafayette, MO	4.4	3.7
Montgomery, KS	4.4	4.0
Pettis, MO	6.1	3.8
Platte, MO	3.4	3.0
Saline, MO	4.3	3.6
Sedgwick, KS	3.6	3.6
Seward, KS	2.9	3.1
Shawnee, KS	3.3	3.7
Sheridan, KS	1.9	2.5
Stevens, KS	2.9	2.8
Texas, OK	1.7	2.2
Tulsa, OK	2.7	3.1
Washita, OK	3.3	3.0
Wilson, KS	4.7	3.8
Nationwide	**4.5**	**3.9**

Source: S&P Market Intelligence. Equity Bancshares, Inc. operating market reported above includes all bank locations and counties in which Equity Bank operates, including all completed mergers subsequent to June 30, 2019.

9

Continue Building Value via Strategic Execution Phase I Phase II Phase III Phase IV Leverage Infrastructure Profitably Platform for Best in Class Start-Up Growth 2012 - 2016 2017-present 2003 - 2007 2008 - 2011 2012 2017 2003-2004 2008 First Community Bancshares (FCB) Closed Prairie State merger (March) Acquisition of National Bank of Ellis State Bank acquisition merger Hired CIO: John Blakeney Andover (Ellis/Hays) $20.4M Capital Raise Closed Patriot Bank merger (November) Rebrand as Equity Bank Branch opened in Lee’s Closed Eastman Bank merger (November) Summit, MO 2013 Integrate FCB and double earnings 2018 2005 2009 CFO and CRO roles filled Hired President: Craig Anderson, CCO: Craig Implement repositioning initiatives Purchase of 2 Wichita Mayo $8.8MM of TARP issued branches from Hillcrest Closed Kansas Bank Corporation merger (May) Bancshares Opened 2 branches in Closed Adams Dairy Bank merger (May) 2014 Overland Park, KS Closed City Bank and Trust merger (August) Repurchased 1.3mm shares Refinanced TARP with Loan 2006 2010 Close/Sell 3 branches and opened Charter of FNB of Sarcoxie, branch at Waterfront 2019 MO acquisition $20.0M Capital Raise to fund Hired Gaylyn McGregor, Director of Trust and growth Acquisition of Mortgage Wealth Management 2015 Centre, LLC Implemented Q2 digital banking platform First Independence (FFSL) merger Opened 2 branches in MO 2011 Closed acquisition of three branches in Guymon IPO and Cordell, Oklahoma from Mid-First Bank Repaid TARP with SBLF (February) 2007 2016 Implemented stock repurchase program up to Purchase of 4 branches from 1.1 million shares Signature Bank KC acquisition Citizens Bancshares Community First (CFBI) merger (Topeka) 2020 Completed $35.4M private placement Hire of Eric Newell as CFO, transition of Greg capital raise (PIPE) Kossover to COO and Craig Anderson to President. Consolidated three branches. Suspended stock repurchase program after Q1 (1) (2) (3) (4) Total Assets: $292M $610M $2.2B $3.9B CAGR: 20% 29% 20% Note: Gray shading indicates capital activity. (1) As of 12/31/2007. (2) As of 12/31/2011. 10 (3) As of 12/31/2016. (4) As of 3/31/2020.Continue Building Value via Strategic Execution Phase I Phase II Phase III Phase IV Leverage Infrastructure Profitably Platform for Best in Class Start-Up Growth 2012 - 2016 2017-present 2003 - 2007 2008 - 2011 2012 2017 2003-2004 2008 First Community Bancshares (FCB) Closed Prairie State merger (March) Acquisition of National Bank of Ellis State Bank acquisition merger Hired CIO: John Blakeney Andover (Ellis/Hays) $20.4M Capital Raise Closed Patriot Bank merger (November) Rebrand as Equity Bank Branch opened in Lee’s Closed Eastman Bank merger (November) Summit, MO 2013 Integrate FCB and double earnings 2018 2005 2009 CFO and CRO roles filled Hired President: Craig Anderson, CCO: Craig Implement repositioning initiatives Purchase of 2 Wichita Mayo $8.8MM of TARP issued branches from Hillcrest Closed Kansas Bank Corporation merger (May) Bancshares Opened 2 branches in Closed Adams Dairy Bank merger (May) 2014 Overland Park, KS Closed City Bank and Trust merger (August) Repurchased 1.3mm shares Refinanced TARP with Loan 2006 2010 Close/Sell 3 branches and opened Charter of FNB of Sarcoxie, branch at Waterfront 2019 MO acquisition $20.0M Capital Raise to fund Hired Gaylyn McGregor, Director of Trust and growth Acquisition of Mortgage Wealth Management 2015 Centre, LLC Implemented Q2 digital banking platform First Independence (FFSL) merger Opened 2 branches in MO 2011 Closed acquisition of three branches in Guymon IPO and Cordell, Oklahoma from Mid-First Bank Repaid TARP with SBLF (February) 2007 2016 Implemented stock repurchase program up to Purchase of 4 branches from 1.1 million shares Signature Bank KC acquisition Citizens Bancshares Community First (CFBI) merger (Topeka) 2020 Completed $35.4M private placement Hire of Eric Newell as CFO, transition of Greg capital raise (PIPE) Kossover to COO and Craig Anderson to President. Consolidated three branches. Suspended stock repurchase program after Q1 (1) (2) (3) (4) Total Assets: $292M $610M $2.2B $3.9B CAGR: 20% 29% 20% Note: Gray shading indicates capital activity. (1) As of 12/31/2007. (2) As of 12/31/2011. 10 (3) As of 12/31/2016. (4) As of 3/31/2020.

Proven Successful Acquiror

Since July 2015, EQBK has announced and integrated ***8 whole bank acquisitions***

	First Independence Corp.	Community First Bancshares	Prairie State Bancshares	Eastman National Bancshares	Cache Holdings, Inc.	Kansas Bank Corporation	Adams Dairy Bancshares	City Bank & Trust Company
Total Assets ($mm)	$134	$475	$149	$254	$320	$310	$127	$172
Ann. Date	7/28/2015	7/14/2016	10/20/2016	7/17/2017	7/17/2017	12/18/2017	12/18/2017	6/12/2018
Closing Date	10/9/2015	11/10/2016	3/10/2017	11/09/2017	11/09/2017	5/4/2018	5/4/2018	8/23/18
Days to Close	73	119	141	115	115	137	137	72
Pricing Multiples								
P / TBV (%)	105%	153%	140%	176%	176%	141%	153%	141%
P / Earnings	31.5x	10.6x	12.0x	11.8x	12.6x	17.0x	16.7x	15.5x
Core Deposit Premium (%)	0.8%	6.7%	6.6%	9.8%	11.0%	6.3%	7.4%	4.5%
Transaction Impact								
EPS Impact (%)	Accr.	25%	6%	8%	6%	3%	2%	5%
TBV Dil. (%)	-	(9%)	(1%)	(3%)	(2%)	(2%)	(1%)	(2.8%)
TBV Earnback	< 1 yr	3.5 yrs	1.3 yrs	2.8 yrs	2.8 yrs	2.8 yrs	2.7 yrs	2.8 yrs

11

Financial Performance 12Financial Performance 12

2020 First Quarter Highlights

Performance Summary

- Core diluted EPS of $0.57 for 1Q 2020[(1)(2)]
- Diluted EPS of $0.08 for 1Q 2020
  - Net income to common stockholders was $1.3M
- EQBK Capital Ratios as of 3/31/2020:
  - Leverage Ratio of 9.02%
  - Total Risk-Based Capital Ratio of 13.00%
  - Tangible Common Equity to Tangible Assets of 8.47%[(2)]
- Tangible common book value per share of $21.10[(2)]
- Pre-tax, pre-provision income was $11.6M
- Provision for loan losses was driven higher by economic uncertainty due to the COVID-19 pandemic
- Realized NIM expansion Y/Y and Q/Q to 3.67% for Q1
- Repurchased 295,461 shares during the quarter. As of the quarter end, 383,523 shares remain authorized to be repurchased. In March, in response to the COVID-19 environment, the Board of Directors voted to temporarily suspend the repurchase program.

Proactive response to the COVID-19 pandemic for the benefit of our customers, personnel, communities, and shareholders.

Realized net interest margin expansion in a challenging, rates down environment.

Continued to enhance enterprise value, through developing strong relationships with current and future customers as we all work to determine and address the impacts of the current environment.

(1) First quarter 2020 results adjusted to exclude additional provisioning as a response to COVID-19 economic uncertainty ($9.94M). See the non-GAAP reconciliation at the end of this presentation.
(2) Non-GAAP financial measure. See the non-GAAP reconciliation at the end of this presentation.

13

Operating Performance Trends


Diluted EPS and Net Income to Common Stockholders
Net Income to Common ($000s)
Diluted EPS ($)
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$0
$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
$1.46
$1.07
$9,373
$1.90
$1.62
$20,649
$2.65
$2.28
$35,825
$2.34
$1.61
$25,579
$0.57
$1,258
$0.08
2016
2017
2018
2019
1Q 2020
Net Income Allocable to Common
Diluted EPS
Core Diluted EPS(2)


Return on Average Tangible Common Equity
ROATCE (%)
18.00%
16.00%
14.00%
12.00%
10.00%
8.00%
6.00%
4.00%
2.00%
0.00%
9.16%
6.75%
11.41%
9.81%
15.53%
13.43%
13.08%
9.22%
12.05%
2.35%
2016
2017
2018
2019
1Q 2020
ROATCE(1)
Core ROATCE(2)


Revenue and Net Interest Margin
Total Revenue ($000s)
Net Interest Margin (%)
$200,000
$150,000
$100,000
$50,000
$0
4.00%
3.50%
3.00%
2.50%
2.00%
1.50%
1.00%
3.30%
3.83%
3.81%
3.48%
3.67%
$9,987
$52,597
$15,169
$86,002
$19,734
$124,798
$24,974
$125,858
$5,298
$32,095
2016
2017
2018
2019
1Q 2020
Net Interest Income
Non-Interest Income
Net Interest Margin


Efficiency Ratio & Non-Interest Expense / Average Assets
Efficiency Ratio (%)
Non-interest Exp. / Avg. Assets (%)
100.0%
80.0%
60.0%
40.0%
20.0%
0.0%
2.90%
2.70%
2.50%
2.30%
2.10%
1.90%
1.70%
1.50%
2.74%
2.74%
2.62%
2.50%
2.66%
66.7%
61.4%
60.1%
65.5%
68.9%
2016
2017
2018
2019
1Q 2020
Efficiency Ratio(1)(3)
Non-Int Exp. / Avg Assets

(1) Non-GAAP financial measure. See the non-GAAP reconciliation at the end of this presentation.
(2) Results adjusted for merger expenses, first quarter 2019 identified specific impairment charge, and FDIC premium credit received in the third quarter of 2019. First quarter 2020 results adjusted to exclude additional provisioning as a response to COVID-19 economic uncertainty ($9.94M). See the non-GAAP reconciliation at the end of this presentation.
(3) Does not include gains on sales and settlement of securities or bargain purchase gains associated with acquisitions. See the non-GAAP reconciliation at the end of this presentation.

14

Robust Growth



Gross Loans ($M)
$4,000
$3,000
$2,000
$1,000
$0
CAGR: 20.0%
$1,388
$2,120
$2,578
$2,563
$2,514
12/31/16
12/31/17
12/31/18
12/31/19
3/31/20
Total Gross Loans



Total Deposits ($M)
$5,000
$3,750
$2,500
$1,250
$0
CAGR: 20.1%
$1,630
$2,382
$3,123
$3,064
$2,960
12/31/16
12/31/17
12/31/18
12/31/19
3/31/20
Total Deposits



Tangible Book Value per Share
$26.00
$22.00
$18.00
$14.00
$10.00
CAGR: 7.9%
$16.64
$17.61
$18.08
$20.75
$21.10
12/31/16
12/31/17
12/31/18
12/31/19
3/31/20
TBV Per Common Share(1)



Pre-Provision Net Revenue ($000s)
$70,000
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$0
$20,803
$39,060
$57,260
$52,112
$11,635
2016
2017
2018
2019
1Q 2020
Pre-Provision Net Revenue

(1) Non-GAAP financial measure. See the non-GAAP reconciliation at the end of this presentation.

15

Successfully Managing Profitability

Non-Interest Income[1] ($000s)



$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$-
$852
$488
$317
$1,738
$1,923
$957
$499
$562
$2,186
$2,240
$768
$507
$820
$2,205
$2,268
$1,029
$503
$770
$2,101
$2,241
$157
$482
$590
$2,043
$2,026
1Q 2019
2Q 2019
3Q 2019
4Q 2019
1Q 2020
Service Charges
Debit Card
Mortgage Banking
BOLI
Other

Non-Interest Expense[2] ($000s)



$25,000
$20,000
$15,000
$10,000
$5,000
$-
$3,853
$779
$646
$1,156
$2,405
$1,967
$14,098
$4,399
$785
$722
$1,228
$2,358
$2,188
$13,067
$3,753
$784
$806
$991
$2,673
$2,177
$13,039
$4,818
$821
$901
$1,358
$2,688
$2,342
$11,918
$4,491
$802
$696
$1,367
$2,663
$2,235
$13,504
1Q 2019
2Q 2019
3Q 2019
4Q 2019
1Q 2020
Compensation
Occupancy & Equipment
Data Processing
Professional
Advertising and BD
Amort of Core Deposit Intangibles
Other

- Continued strong performance in service income generation, increases in each category as compared to the same period last year. Quarter over quarter reduction in service fees reflects reductions in customer fees as we all work through the current economic uncertainty.
- Reduction in 'Other' is primarily due to the fair valuation change in derivative contracts held by the Bank. The reduction in value is expected to be recovered over the life of the contracts.

- Specific expense categories are flat to declining Q/Q, with the exception of compensation (which is down year-over-year)
- Q/Q increase in compensation is based on timing of certain payroll driven costs realized as well as incentive compensation reductions that occurred in Q4 2019.
- Excluding additional provisioning for OREO assets associated with the economic uncertainty ($900K), expense decreased by $46K Y/Y.

(1) Does not include gains on sales and settlement of securities.
(2) Does not include merger expenses.

16

Strong Capital Ratios Consolidated Capital Ratios 16.0% 14.7% 14.3% 13.4% 14.0% 13.0% 12.5% 12.6% 12.2% 12.1% 12.2% 11.9% 11.8% 11.7% 11.5% 11.6% 11.5% 12.0% 11.0% 10.3% 9.1% 10.0% 9.0% 9.0% 8.6% 8.5% 8.5% 8.4% 7.7% 8.0% 6.0% 4.0% 2.0% 0.0% 12/31/16 12/31/17 12/31/18 12/31/19 3/31/20 (1) TCE/TA Leverage Ratio CET1 Risk-Based Capital Ratio Tier 1 Risk-Based Capital Ratio Total Risk-Based Capital Ratio Bank-Level Capital Ratios 16.0% 13.5% 14.0% 13.0% 12.7% 12.7% 12.6%12.6% 12.5% 12.1% 12.0% 12.0% 11.9% 11.8% 11.8% 11.5% 11.5% 12.0% 10.4% 10.0% 9.4% 9.2% 10.0% 8.9% 8.8% 8.6% 8.6% 8.6% 8.1% 8.0% 6.0% 4.0% 2.0% 0.0% 12/31/16 12/31/17 12/31/18 12/31/19 3/31/20 (1) TCE/TA Leverage Ratio CET1 Risk-Based Capital Ratio Tier 1 Risk-Based Capital Ratio Total Risk-Based Capital Ratio 17 (1) Non-GAAP financial measure. See the non-GAAP reconciliation at the end of this presentation.Strong Capital Ratios Consolidated Capital Ratios 16.0% 14.7% 14.3% 13.4% 14.0% 13.0% 12.5% 12.6% 12.2% 12.1% 12.2% 11.9% 11.8% 11.7% 11.5% 11.6% 11.5% 12.0% 11.0% 10.3% 9.1% 10.0% 9.0% 9.0% 8.6% 8.5% 8.5% 8.4% 7.7% 8.0% 6.0% 4.0% 2.0% 0.0% 12/31/16 12/31/17 12/31/18 12/31/19 3/31/20 (1) TCE/TA Leverage Ratio CET1 Risk-Based Capital Ratio Tier 1 Risk-Based Capital Ratio Total Risk-Based Capital Ratio Bank-Level Capital Ratios 16.0% 13.5% 14.0% 13.0% 12.7% 12.7% 12.6%12.6% 12.5% 12.1% 12.0% 12.0% 11.9% 11.8% 11.8% 11.5% 11.5% 12.0% 10.4% 10.0% 9.4% 9.2% 10.0% 8.9% 8.8% 8.6% 8.6% 8.6% 8.1% 8.0% 6.0% 4.0% 2.0% 0.0% 12/31/16 12/31/17 12/31/18 12/31/19 3/31/20 (1) TCE/TA Leverage Ratio CET1 Risk-Based Capital Ratio Tier 1 Risk-Based Capital Ratio Total Risk-Based Capital Ratio 17 (1) Non-GAAP financial measure. See the non-GAAP reconciliation at the end of this presentation.

Diversified Loan Portfolio Portfolio by Loan Type Mini Storage 1% Oil and Gas 1% Medical 1% Car Dealership 2% SNCs 1% Assisted Living 1% Single Family - Const 2% Consumer 3% RE Investment 1-4 Family Office Buildings 2% 7% 1-4 Family 19% Consumers 3% Agriculture 9% Multifamily 3% CRE 33% Professional Services 3% Residential RE 19% C&I Retail 4% 29% Hotels 10% Restaurants 4% Total Portfolio: $2,507M MRQ Loan Yield: 5.47% Machine Shops 5% th • As of May 11 , $600M or 24% of the portfolio had OO CRE 10% payment deferment plans • Approximately 52% of the portfolio is floating rate 1-4 Family RE Investment 6% • 61% of the floating rate portfolio have rate floors (and 69% subject to floors are currently at the floor) Agriculture 9% NOO CRE 6% Commercial and Industrial 7% 18Diversified Loan Portfolio Portfolio by Loan Type Mini Storage 1% Oil and Gas 1% Medical 1% Car Dealership 2% SNCs 1% Assisted Living 1% Single Family - Const 2% Consumer 3% RE Investment 1-4 Family Office Buildings 2% 7% 1-4 Family 19% Consumers 3% Agriculture 9% Multifamily 3% CRE 33% Professional Services 3% Residential RE 19% C&I Retail 4% 29% Hotels 10% Restaurants 4% Total Portfolio: $2,507M MRQ Loan Yield: 5.47% Machine Shops 5% th • As of May 11 , $600M or 24% of the portfolio had OO CRE 10% payment deferment plans • Approximately 52% of the portfolio is floating rate 1-4 Family RE Investment 6% • 61% of the floating rate portfolio have rate floors (and 69% subject to floors are currently at the floor) Agriculture 9% NOO CRE 6% Commercial and Industrial 7% 18

Top 20 Largest Loans

#	Credit Risk Rating	Market	Description	Balance ($000s)	% of Loan Portfolio (%)
1	Satisfactory	Wichita	Non-Owner Occ CRE	$20,000	0.80%
2	Satisfactory	Kansas City	Comm. & Industrial	19,696	0.78
3	Good	Wichita	Non-Owner Occ CRE	19,406	0.77
4	Good	Wichita	Non-Owner Occ CRE	15,000	0.60
5	Satisfactory	Wichita	Comm. & Industrial	14,913	0.59
6	Satisfactory	Kansas City	Non-Owner Occ CRE	14,041	0.56
7	Satisfactory	Wichita	Non-Owner Occ CRE	13,874	0.55
8	Substandard [1]	Wichita	Comm. & Industrial	13,857	0.55
9	Satisfactory	Kansas City	Constr. & Dev.	13,824	0.55
10	Good	Kansas City	Owner Occ CRE	12,703	0.51
11	Satisfactory	Kansas City	Constr. & Dev.	12,691	0.50
12	Satisfactory	Wichita	Constr. & Dev.	12,586	0.50
13	Good	Wichita	Comm. & Industrial	12,543	0.50
14	Satisfactory	Kansas City	Constr. & Dev.	11,681	0.46
15	Satisfactory	Wichita	Non-Owner Occ CRE	11,330	0.45
16	Acceptable	Kansas City	Non-Owner Occ CRE	11,167	0.44
17	Satisfactory	Kansas City	Constr. & Dev.	10,329	0.41
18	Satisfactory	Wichita	Comm. & Industrial	10,326	0.41
19	Good	Western MO	Constr. & Dev.	10,205	0.41
20	Watch	Wichita	Comm. & Industrial	10,122	0.40
Total - Top 20 Loans				**$270,293**	**10.75%**

Score	Credit Risk Rating
1	High
2	Strong
3	Good
4	Satisfactory
5	Acceptable
6	Watch
7	Special Mention
8	Substandard

- Based on relationship, the top 20 represent 20% of total loans outstanding

(1) The substandard loan noted above is also classified as non-accrual.

19

Top Lending Relationships & Classified Portfolios

Top 20 Lending Relationships as of 3/31/20

$ in thousands

Sector/Property Type	Commitment	Balances	% of Top 20 Commitment	% of Total Loans	% of Classified Loans in Segment*
Hotels/Motels	$159,341	$153,098	26.6%	6.1%	-
OwnOcc Comm RE	67,231	62,935	10.9%	2.5%	-
Restaurant/Bar	64,352	55,002	9.5%	2.2%	25%**
Mfg/Machine Shop	56,159	45,571	7.9%	1.8%	-
Comm Construct	43,839	28,872	5.0%	1.1%	-
Mini-Storages	38,725	32,060	5.6%	1.3%	-
Vehicle/Aircraft	21,742	18,438	3.2%	0.7%	-
Prof Services	20,530	18,428	3.2%	0.7%	-
Construction - SF Builder	20,450	14,025	2.4%	0.6%	-
Margin Ldng Ext	15,000	12,543	2.2%	0.5%	-
Retail Str/Serv	11,356	9,286	1.6%	0.4%	-
NonOwnOcc Comm RE	11,163	11,163	1.9%	0.4%	-
Primary Resid.	9,578	9,483	1.6%	0.4%	47%**
Misc Commercial	6,465	6,014	1.0%	0.2%	-
Apt Complex 5+	5,809	5,809	1.0%	0.2%	-
Amusement/Rec	5,000	1,722	0.3%	0.1%	-
2nd market sold	3,470	3,470	0.6%	0.1%	-
Shopping Center	3,201	3,201	0.6%	0.1%	-
Second Home	2,721	2,721	0.5%	0.1%	-
Office Building	2,500	1,127	0.2%	0.0%	-
Vacant Land/Dev	2,451	2,451	0.4%	0.1%	-
Low Income Apts	1,920	1,920	0.3%	0.1%	-
Oil & Gas	1,903	1,903	0.3%	0.1%	-
Car Wash/Gas Station	763	696	0.1%	0.0%	-
Grain Product	750	0	0.0%	0.0%	-
Res Rent SF1-4	24	24	0.0%	0.0%	-
Comm Unsecured	22	22	0.0%	0.0%	-
Grand Total	**$576,466**	**$501,984**	**87.1%**	**20.0%**	**4%**

*% Based on the balance of the top 20 largest lending relationships

**2019 Q1 restructured credit

Classified Loans

$ in thousands

#	Type of Loan	Quarter-end Balance	Cumulative % of Total Loans for Top 20
1a	Commercial	$13,857	0.55%
1b	Residential RE	$4,347	0.72%
3	Commercial	$5,910	0.96%
4	Commercial	$4,680	1.15%
5	CRE	$3,216	1.27%
6	Commercial	$3,187	1.40%
7	Ag	$2,664	1.51%
8	Commercial	$2,192	1.59%
9	Ag RE	$1,531	1.66%
10	Ag RE	$1,467	1.71%
11	CRE	$1,227	1.76%
12	CRE	$941	1.80%
13	Ag RE	$932	1.84%
14	Ag	$841	1.87%
15	CRE	$812	1.90%
16	Ag RE	$804	1.93%
17	CRE	$728	1.96%
18	Ag RE	$726	1.99%
19	Ag RE	$678	2.02%
20	CRE	$650	2.05%

2019 Q1 restructured credit

- Purchase impaired discount of $1.7 million on top 20 classified loans

20

Hotel Portfolio - $240 million

Top 20 Relationships: 84% of Hotel Portfolio


Hotel Indigo
4%
Hyatt
6%
IHG
7%
Marriott
30%
Hilton
24%
Archer hotels
29%


Under
Construction
20%
Operating
80%

Summary

- Proactive communication with sophisticated borrowers has driven borrower plans to conserve cash and fund operations. Loans modeled to be able to support debt service capacity at less than 45% occupancy.
- No exposure to convention center anchored properties.
- The top 20 relationships in the portfolio comprise $202M, or 84% of the exposure. Current LTV for top 20 relationships is 54%. The remainder of the portfolio is comprised of 73 loans averaging $526K.
  - Comprised of proven hoteliers who have track records for operating capacity in challenging environments
  - Well diversified geographically and primarily located in top MSAs
- Bank management is very knowledgeable of the portfolio and has direct industry experience.

Geography of Top 20 Relationships


IA
5%
FL
5%
MO
15%
AZ
5%
NJ
7%
KS
13%
MA
7%
TX
12%
NY
10%
WA
10%
OK
11%

COVID-19 Impact

(Dollars in thousands)

Subsector	2020 Q1 Balance	% of Total Loans	% COVID-19 Modified Balances	% Classified Loans in Segment
Hotel - Limited Service Flagged	$134,635	5.6%	63.7%	0.0%
Hotel - Full Service Flagged	$89,889	3.6%	56.9%	0.0%
Bed-and-Breakfast Inns (C&I)*	$8,954	0.4%	75.9%	0.0%
Hotel - Limited Service Unflagged	$3,985	0.2%	100.0%	0.0%
Motel	$2,534	0.1%	51.9%	0.0%
RV Parks and Campgrounds (C&I)	$223	0.0%	0.0%	0.0%
Grand Total	**$240,219**	**9.8%**	**62.0%**	**0.0%**

* Multiple credits located in Eureka Springs, AR, a wedding and honeymoon destination

21

Construction Portfolio - $222 million

Loan Purpose



Vacant Land
5%
Residential
21%
Commercial
74%

Commercial Composition



Car Wash/Gas St.
2%
Church/NonProf
2%
Office Building
2%
Amusement/Rec
1%
Restaurant/Bar
2%
Mfg/Machine
3%
Other
3%
Hotels/Motels
27%
Non-Owner Occupied
3%
Medical
4%
Residential Rental 1-4
4%
Retail Str/Serv
7%
Assisted Living
8%
Mini Storage
20%
Apt Complex 5+
12%

Summary

- The top 40 commercial construction relationships comprised 73% of the total portfolio, or $161M.
  - 95% of these projects have not been interrupted by the pandemic.
  - Two projects have been delayed due to the pandemic.
  - Two additional QSR projects have been completed, however opening has been delayed due to shelter-at-home orders.
- Completed projects as of March 31, 2020:
  - Commercial – 18 projects - $25.3M
  - Residential – 44 projects - $11.5M
- The residential construction portfolio is primarily custom build / spec homes to strong, seasoned builder developers which the Company has banked for a long period of time.
- The vacant land portfolio is comprised of 71 loans with an average balance of $159K.

COVID-19 Impact on the Top 5 Construction Segments

(Dollars in thousands)

Category	2020 Q1 Balance	% of Total Loans	% COVID-19 Modified Balances	% Classified Loans in Segment
Hotels/Motels	$44,865	1.5%	6.7%	0.0%
Mini Storage	$32,301	1.1%	0.0%	0.0%
Apt Complex 5+	$20,355	0.7%	0.0%	0.0%
Assisted Living	$13,824	0.5%	0.0%	0.0%
Retail Str/Serv	$11,391	0.4%	4.4%	0.0%
Grand Total	**$122,737**	**4.1%**	**2.9%**	**0.0%**

22

Agriculture Portfolio - $220 million

Loan Purpose



Other
10%
Farmland
Investment
26%
Protein
47%
Grains
17%

Geography



NE
3%
Other
1%
OK
8%
AR
9%
MO
16%
KS
63%

Summary

- Within our footprint crop yields have outperformed the average throughout the Midwest and nationwide in 2019.
- Approximately 59% of our portfolio is secured by real estate.
- Land values have seen very limited volatility in recent years.
- Throughout our footprint the Bank has experienced agricultural lenders who are proactively working with our borrower base to best position them for success in this environment.
- Ag portfolio has been relatively unaffected by COVID-19.

COVID-19 Impact

(Dollars in thousands)

Geographic Location by State	2020 Q1 Balance	% of Total Loans	% COVID-19 Modified Balances	% of Classified Loans in Segment
Kansas	$82,880	3.30%		12.10%
Missouri	$18,040	0.72%		0.00%
Arkansas	$16,260	0.65%		5.33%
Oklahoma	$6,949	0.27%		0.25%
Other State	$7,517	0.30%		0.00%
Farmland			**0.3%**	
Kansas	$54,385	2.17%		8.10%
Missouri	$16,566	0.66%		0.70%
Oklahoma	$8,900	0.35%		1.86%
Other State	$8,502	0.34%		0.23%
Farm Operating Line			**0.1%**	
Grand Total	**$219,999**		**0.4%**	

23

Retail Portfolio - $144 million

Customer Composition



Amusement 3%
Convenience Store 15%
Vehicle Dealers 34%
Retail Stores 20%
Shopping Centers 28%

Summary

- Shopping center exposure was $41M extended to 39 loan relationships.
- Vehicle – primarily comprised of vehicle dealerships diversified amongst our metro and community markets.
- Retail Stores / Amusement is comprised of 196 loans averaging $170K.
- Convenience stores is primarily comprised of gas station facilities. These entities have not been as significantly impacted by the pandemic response as they are considered essential.

COVID-19 Impact

(Dollars in thousands)

Category	2020 Q1 Balance	% of Total Loans	% COVID-19 Modified Balances	% Classified Loans in Segment
Vehicle Dealers	$47,994	1.9%	33.6%	0.2%
Shopping Centers	$40,660	1.6%	65.6%	2.3%
Retail Stores	$28,927	1.2%	7.1%	2.9%
Convenience Stores	$21,974	0.9%	62.9%	0.1%
Amusement	$4,656	0.2%	33.1%	0.0%
Grand Total	**$144,211**	**5.7%**	**41.8%**	**1.3%**

24

C&I Manufacturing Portfolio - $132 million

C&I Manufacturing Composition


Aerospace
48%
Non-
Aerospace
52%

Summary

- Aerospace exposure within the portfolio was $62.9M or 48%.
  - Six borrowers comprise the aerospace segment of our portfolio.
  - Original projected revenues for 2020 associated with the Boeing 737 Max for these companies ranged from 15-50%.
  - These operators are highly experienced in the industry and committed to making operational changes as necessary. Management has proactively communicated with each of these borrowers.
  - The companies have solid balance sheets, good liquidity, and access to additional capital, if needed.
- The non-aerospace component of the portfolio is comprised of 120 loans with an average balance of $573K and well diversified in a variety of lines of business and geographically throughout our footprint.

Aerospace Relationships

(Dollars in thousands)

Borrower	2020 Q1 Balance	Weighted Average Credit Risk Rating
Borrower #1	$637	4
Borrower #2	$2,603	4
Borrower #3	$9,282	3
Borrower #4	$10,580	4
Borrower #5	$14,913	4
Borrower #6	$24,865	5
Total	**$62,880**	**4**

COVID-19 Impact

(Dollars in thousands)

	2020 Q1 Balance	% of Total Loans	% COVID-19 Modified Balances	% Classified Loans in Segment
Aerospace	$62,880	2.5%	24.7%	0.0%
Non-Aerospace	$68,828	2.7%	7.6%	9.1%
Total	**$131,708**	**5.2%**	**15.8%**	**4.8%**

25

Restaurant Portfolio - $96 million

Customer Composition

(Dollars in thousands)



Local and Independent 6%
Pizza Hut 2%
Papa John's 15%
Freddy's 39%
Casual Dining 17%
Other 21%

Summary

- Predominantly QSRs in national concepts with Wichita roots, including Freddy's, Papa John's, and Pizza Hut (57%).
- Top tier quick service restaurant brands with national scale and the resources to innovate and command market share.
- Our borrowers are experienced owner-operators with proven performance.
- Principals provide personal guarantees. Related loans are cross collateralized.
- Casual dining restaurant brands include Mr. Gatti's Pizza and Old Chicago.
- The other category includes 86 loans with an average balance of $237K.

QSRs – Resilience in Recessionary Periods:

- Historically QSRs have performed better than casual and sit down dining establishments in challenging economic times due to low cost nature for operators and consumers.
- Delivery and drive-thru capabilities position these restaurants to better weather the pandemic impact.

COVID-19 Impact

(Dollars in thousands)

	2020 Q1 Balance	% of Total Loans	% COVID-19 Modified Balances	% Classified Loans in Segment
Limited-Service Restaurant Operations	$69,732	2.8%	$28,510	19.9%
Limited-Service Restaurant CRE	$18,476	0.7%	$11,984	3.5%
Full-Service Restaurant CRE	$4,156	0.2%	$942	0.1%
Limited-Service Operations	$3,000	0.0%	$0	0.0%
Full-Service Restaurant Operations	$584	0.0%	$583	0.0%
Drinking Places (Alcoholic Beverages)	$72	0.0%	$0	0.0%
Total	**$96,020**	**3.7%**	**$42,020**	**15.1%**

26

Multi-family Portfolio - $85 million Multi-family Composition Summary • Comprised of 93 loans with an average balance of approximately Under $915K. Construction 15% • Included within the portfolio is $9.5M in loans facilitating operations of low to moderate income apartment complexes. Low to Moderate • $12.7M of the portfolio is currently under construction, the remainder 11% is operating space. • $9.89M were modified as a result of COVID-19 (~12% of balances) Operational 74% Geography Other AR 3% 4% OK 7% KS CO 34% 8% TX 15% MO 27 29%Multi-family Portfolio - $85 million Multi-family Composition Summary • Comprised of 93 loans with an average balance of approximately Under $915K. Construction 15% • Included within the portfolio is $9.5M in loans facilitating operations of low to moderate income apartment complexes. Low to Moderate • $12.7M of the portfolio is currently under construction, the remainder 11% is operating space. • $9.89M were modified as a result of COVID-19 (~12% of balances) Operational 74% Geography Other AR 3% 4% OK 7% KS CO 34% 8% TX 15% MO 27 29%

Oil And Gas / Medical / Assisted Living The Bank has very limited exposure to the oil and gas industry and no direct exposure to exploration. Total balance of $19M OIL & GAS as of March 31, 2020, which is comprised of 59 loans with an average balance of $325K. The Bank has very limited exposure to the medical / MEDICAL healthcare industry. Total balance of $15M as of March 31, 2020. The Bank has very limited exposure to the assisted living ASSISTED industry. Total balance of $15M as of March 31, 2020. There LIVING have been no incidents of COVID reported within the portfolio. 28Oil And Gas / Medical / Assisted Living The Bank has very limited exposure to the oil and gas industry and no direct exposure to exploration. Total balance of $19M OIL & GAS as of March 31, 2020, which is comprised of 59 loans with an average balance of $325K. The Bank has very limited exposure to the medical / MEDICAL healthcare industry. Total balance of $15M as of March 31, 2020. The Bank has very limited exposure to the assisted living ASSISTED industry. Total balance of $15M as of March 31, 2020. There LIVING have been no incidents of COVID reported within the portfolio. 28

Allowance for Loan Losses



Total Reserve Ratio(1)
2.00%
1.50%
1.00%
0.50%
0.00%
1.37%
0.91%
0.46%
1.21%
0.81%
0.40%
1.02%
0.58%
0.44%
0.85%
0.37%
0.48%
1.26%
0.39%
0.87%
12/31/16
12/31/17
12/31/18
12/31/19
3/31/20
Allowance for Loan Losses
Purchase Discount

- As of March 31, 2020 the Company had an ending ALLL of $21.9M or 0.87% of loans, an increase from $12.2M as of December 31, 2019, which was predominantly driven by a provision for the quarter of $9.9M
- Including purchase discounts of $9.8M, the total reserve is $31.7M, or 1.26% of loans

- As provided for in the CARES Act, the Company elected to defer CECL implementation in favor of the historic probable, incurred methodology. The Company was prepared to implement CECL prior to the emergence of this pandemic.
  - The primary driver of the decision was comparability of results and familiarity with the current process allowing the Company to focus on best serving our customers, community, people, and stockholders.
  - The Company also took into consideration the level of uncertainty related to the economic forecast period, the lack of usable forecasting data available for a similar event on a worldwide scale, the level of variability in the possible outcomes tied to duration of the economic event and how effective the governmental response to the economic event would be, in reaching our decision to utilize the historic, proven methodology.
- During the first quarter of 2020, the Company recorded a $9.94M provision for loan loss to account for the additional uncertainty and risk associated with the current economic environment through adjustment of our qualitative factors within the probable, incurred methodology. In assessing the additional reserve, the Company analyzed Equity Bank and peer performance during the peak of the Great Recession and, ultimately, reserved for the highest single year loss experienced by the Company over that period. While management does not believe the current economic uncertainty will necessarily mirror the Great Recession, we believe it provided the best quantitative base for our qualitative reserve.

(1) Allowance for loan losses and remaining purchase discount on acquired loans as a percentage of gross loans.

29

Asset Quality – Year-over-Year

Nonperforming Assets


1.43%
1.52%
0.98%
1.19%
1.22%
Millions
$70.0
$60.0
$50.0
$40.0
$30.0
$20.0
$10.0
$0.0
$8.7
$22.7
$7.9
$40.3
$6.4
$33.2
$8.3
$38.4
$5.9
$42.1
12/31/16
12/31/17
12/31/18
12/31/19
3/31/20
Nonaccruals
OREO
NPAs / Assets (3)

Net Charge-Offs (NCO)/ Average Loans


$1.19
$0.89
$1.01
$17.58
$0.26
$2.40(1)
0.70%
0.60%
0.50%
0.40%
0.30%
0.20%
0.10%
0.00%
0.12%
0.06%
0.04%
0.58%
0.09%
0.04%
12/31/16
12/31/17
12/31/18
12/31/19
3/31/20
NCO ($ in millions)
NCOs / Average Loans (1)
Specific Credit Impact (2)

Nonaccrual Detail


75.9%
68.5%
37.3%
62.5%
Millions
$70.0
$60.0
$50.0
$40.0
$30.0
$20.0
$10.0
$0.0
$19.5
$3.2
$27.2
$13.1
$24.5
$8.7
$12.1
$26.3
$14.6
$27.5
12/31/16
12/31/17
12/31/18
12/31/19
3/31/20
Legacy
Acquisitions
Purchased impaired loans classified as non-accrual that are current

Classified Assets to Total Regulatory Capital


30.0%
25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
20.8%
24.7%
21.7%
21.2%
19.5%
12/31/16
12/31/17
12/31/18
12/31/19
3/31/20
Classified Assets / Regulatory Capital

(1) Adjusted to exclude impact of credit specifically identified in March 31, 2019 Form 10-Q.
(2) Impact of credit specifically identified in March 31, 2019 Form 10-Q.
(3) Includes loans 90+ days past due and other repossessed assets which are not highlighted in the table.

30

Strong Core Deposit Franchise

Deposit Composition



Non-Interest Bearing DDA, 17%
Interest Bearing DDA, 23%
MMDA, 26%
Savings, 7%
Time Deposits < 100K, 10%
Time Deposits > 100K, 17%

Total Deposits: $2,960M
Cost of Deposits: 0.91%[(1)]
Core Deposits: 83%[(2)]

- Cost of deposits continues to come down, and is expected to continue to improve in future quarters as a result of the Company's franchise
- Size and sophistication in local markets results in enhanced deposit profile

Core Deposits / Total Deposits [(2)]



$4,000
$3,000
$2,000
$1,000
$0
100.0%
75.0%
50.0%
25.0%
0.0%
79.8%
78.2%
77.4%
82.4%
83.0%
$1,301
$1,863
$2,417
$2,524
$2,457
12/31/16
12/31/17
12/31/18
12/31/19
3/31/20
Core Deposits ($000s)
Core Deposits / Total Deposits

Total Deposits & Loans to Deposit Ratio



$5,000
$3,750
$2,500
$1,250
$0
100.0%
75.0%
50.0%
25.0%
0.0%
84.9%
88.9%
82.5%
83.5%
84.7%
$1,630
$2,382
$3,123
$3,064
$2,960
12/31/16
12/31/17
12/31/18
12/31/19
3/31/20
Total Deposits ($000s)
Loan / Deposit Ratio

(1) Includes interest and non-interest bearing deposits.
(2) Core deposits excludes time deposits > $100K.

31

Securities Portfolio

$ in thousands	Amortized Cost	Gain / Loss	Fair Value	Carrying Value
Residential MBS - AFS	$181,965	$5,847	$187,812	$187,812
Residential MBS - HTM	561,258	25,601	586,859	561,258
US GSEs	993	42	1,035	993
Corporate Bonds	24,992	(46)	24,946	24,992
SBA Loan Pools	1,307	42	1,349	1,307
State & Political Subdivisions	133,442	3,269	136,711	133,442
Total	$903,957	$34,755	$938,712	$909,804

Portfolio Characteristics	
Weighted Average Life	3.1 Years
Modified Duration	2.9 Years
Yield on Taxable Securities	2.40%
Yield on Nontaxable Securities	2.92%

- At March 31, 2020, the carrying amount of investment securities totaled $909.8M, a decrease of $1.3M compared with December 31, 2019. At both December 31, 2019 and March 31, 2020, securities represented 23.1% of total assets.

32

Balance Sheet Liquidity and Hold Co. Debt

Liquidity Summary

- Ample liquidity and ability to upstream cash from the bank to the holding company.
- As of April 30, 2020, the Bank could borrow up to $410 million from the FHLB. Borrowings are collateralized by the pledge of certain mortgage loans and investment securities to the FHLB.
- As of April 30, 2020 the Company had capacity to borrow approximately $639 million at the Fed's discount window.
- The total of all the Company's untapped sources of liquidity as of April 30, 2020 was $2.20 billion.

Holding Company Borrowings

- As of March 31, 2020, the Company had $17M of existing cash at the Holding Company and the ability to upstream $10.3M from the Bank
- The following table summarizes the outstanding debts of the holding company:

$ in millions	Balance	Weighted Average Rate	Weighted Average Term in Years
CTII subordinated debentures	$10.3	3.83%	15.0
CTIII subordinated debentures	5.2	2.63%	17.2
CFSTI subordinated debentures	5.2	4.48%	12.7
Total contractual balance	$20.6		
Fair market value adjustments	(6.0)		
Total subordinated debentures	$14.6		
Bank Stock Loan	$40.0	3.25%	4.9
Total Holding Company Debt	$54.6		

Source: Company internal documents as of 3/31/2020
Note: Dollars in thousands

33

Interest Income & Net Interest Margin

Interest Income and Net Interest Margin



$50,000
$40,000
$30,000
$20,000
$10,000
$-
Interest Income
6.00%
5.00%
4.00%
3.00%
2.00%
1.00%
0.00%
Net Interest Margin
$1,356
$1,618
$881
$867
$928
3.49%
3.42%
3.42%
3.61%
3.67%
$41,846
$43,146
$43,668
$42,117
$39,629
3/31/19
6/30/19
9/30/19
12/31/19
3/31/20
Interest Income
Loan Purchase Accounting Accretion
Net Interest Margin

Performance Notes

- Improved interest margin through proactive management of liability costs
- Interest spread was 3.46% as of March 31, 2020
- Loan Mix: Fixed – 48%, Variable – 52%
  - 61% have floors, and 69% subject to floors are currently at floor
  - Over 75% of current production contains floors

Asset Yields, Liability Costs, and Net Interest Margin



6.00%
5.00%
4.00%
3.00%
2.00%
1.00%
0.00%
4.92%
4.90%
4.83%
4.79%
4.64%
3.49%
3.42%
3.42%
3.61%
3.67%
1.71%
1.76%
1.69%
1.43%
1.18%
1.47%
1.51%
1.45%
1.22%
1.01%
3/31/19
6/30/19
9/30/19
12/31/19
3/31/20
Interest Earning Asset Yield
Net Interest Margin
Interest Bearing Liability Cost
Total Liability Cost(1)

(1) Includes Non-interest bearing deposits

34

Interest Rate Sensitivity Impact of Parallel Rate Shocks to Net Interest Income and Net Income 4. 0% 0.5% – ( 40 . % ) (1.7%) (3.7%) ( 80 . % ) (4.0%) (3.9%) (4.5%) (7.6%) ( 120 . % ) (8.4%) (8.4%) (9.9%) (10.3%) (11.3%) ( 160 . % ) (14.2%) ( 20. 0% ) (17.4%) (18.9%) (19.2%) ( 240 . % ) ( 280 . % ) (25.7%) ( 32. 0% ) (30.6%) ( 360 . % ) Rates -200 Rates -100 Rates +100 Rates +200 Rates +300 Rates +400 Year 1 Net Interest Income Year 1 Net Income Year 2 Net Income Impact of Parallel Rate Shocks to Economic Value of Equity 8 . 0% 3.5% 4. 0% 1.9% – ( 4. 0% ) (0.9%) (3.7%) ( 80 . % ) ( 12. 0% ) ( 160 . % ) (14.1%) ( 200 . % ) ( 24. 0% ) (21.7%) Rates -200 Rates -100 Rates +100 Rates +200 Rates +300 Rates +400 Economic Value of Equity 35 Financial data as of March 31, 2020Interest Rate Sensitivity Impact of Parallel Rate Shocks to Net Interest Income and Net Income 4. 0% 0.5% – ( 40 . % ) (1.7%) (3.7%) ( 80 . % ) (4.0%) (3.9%) (4.5%) (7.6%) ( 120 . % ) (8.4%) (8.4%) (9.9%) (10.3%) (11.3%) ( 160 . % ) (14.2%) ( 20. 0% ) (17.4%) (18.9%) (19.2%) ( 240 . % ) ( 280 . % ) (25.7%) ( 32. 0% ) (30.6%) ( 360 . % ) Rates -200 Rates -100 Rates +100 Rates +200 Rates +300 Rates +400 Year 1 Net Interest Income Year 1 Net Income Year 2 Net Income Impact of Parallel Rate Shocks to Economic Value of Equity 8 . 0% 3.5% 4. 0% 1.9% – ( 4. 0% ) (0.9%) (3.7%) ( 80 . % ) ( 12. 0% ) ( 160 . % ) (14.1%) ( 200 . % ) ( 24. 0% ) (21.7%) Rates -200 Rates -100 Rates +100 Rates +200 Rates +300 Rates +400 Economic Value of Equity 35 Financial data as of March 31, 2020

Historical and Pro Forma Interest Coverage

Double Leverage

$ in thousands	As of the Period Ended,				
	2016Y	2017Y	2018Y	2019Y	2020 Q1
Investment in Subsidiaries	249,421	383,642	480,388	493,535	509,410
Consolidated Equity	257,964	374,144	455,941	478,060	477,351
Double Leverage Ratio	96.7%	102.5%	105.4%	103.2%	106.7%
Net Proceeds from Proposed Holding Company Subordinated Notes Offering [1]					**$48,675**
Net Proceeds from Proposed Holding Company Subordinated Notes Offering Downstreamed to Bank [1]					**$9,735**
Pro Forma Bank-Level Equity [1]					**$519,145**
Pro Forma Double Leverage Ratio [1]					**108.8%**

Interest Coverage

	For the Period Ended,					Adjusted [2]
	2016Y	2017Y	2018Y	2019Y	2020 Q1	2020 Q1
Total Deposit Interest	$7,042	$12,722	$25,687	$40,914	$6,864	$6,864
Other Borrowed Interest	2,160	3,969	11,071	8,727	1,598	1,598
Total Interest Expense	9,202	16,691	36,758	49,641	8,462	8,462
Pre-Tax Income	13,869	31,026	46,175	32,857	1,703	11,643
Interest Coverage (including deposit expense)	**2.51x**	**2.86x**	**2.26x**	**1.66x**	**1.20x**	**2.38x**
Interest Coverage (excluding deposit expense)	**7.42x**	**8.82x**	**5.17x**	**4.76x**	**2.07x**	**8.29x**
Holding Company Subordinated Debt Expense [3]					**$875**	**$875**
Pro Forma Interest Coverage (including deposit expense) [3]					**1.13x**	**2.23x**
Pro Forma Interest Coverage (excluding deposit expense) [3]					**1.54x**	**6.16x**

(1) For purposes of calculating "Double Leverage", assumes 20% of net proceeds are downstreamed to the Bank. Assumes 2.25% spread and $200K out of pocket expenses
(2) Adjusted to exclude additional provisioning as a response to COVID-19 economic uncertainty ($9.94M)
(3) For "Interest Coverage" calculation purposes, assumes $50M gross subordinated note offering with 7.00% coupon. Excludes interest expense from bank stock loan ($40M balance and 3.25% interest rate as of Q1 2020)

36

Pro Forma Capital

Pro Forma Consolidated Capital			
$ in thousands	Actual 3/31/2020	Adjustments	Pro Forma 3/31/2020
Regulatory Capital			
Common Equity Tier 1 Capital	$321,955		$321,955
Additional Tier 1 Capital	14,638		14,638
Tier 1 Capital	$336,593		$336,593
Sub Debt	0	$50,000	50,000
ALLL	21,915		21,915
Tier 2 Capital	$21,915	$50,000	$71,915
Total Capital	$358,508	$50,000	$408,508
Total Assets for Regulatory Ratios			
Risk-weighted Assets	$2,758,826	$9,775	$2,768,601
Total Assets for Leverage Ratio	3,729,716	48,875	3,778,591
TCE/TA			
Tangible Common Equity(1)	320,647		320,647
Tangible Assets(1)	3,787,128	48,875	3,836,003
Capital Ratios			
TCE/TA(1)	8.47%		8.36%
Leverage Ratio	9.02		8.91
CET1 Ratio	11.67		11.63
Tier 1 RBC Ratio	12.20		12.16
Total RBC Ratio	12.99		14.76

(1) Non-GAAP financial measure. See the non-GAAP reconciliation at the end of this presentation.
Note: Assumes $50M raised ($48.7M, net of 2.25% spread and $200K out of pocket expenses) with a 20% risk-weighting.

37

Appendix 38Appendix 38

Equity Bank: We Are Here For You - COVID Outreach 2020

Customers

- Paycheck Protection Program
  - Began communicating with customers prior to applications opening
- Liquidity and action plans
- Deferrals where appropriate
- Increased focus on digital banking
- Full DocuSign Implementation

Colleagues

- Dispersed workforce appropriately
- Social distancing - at least 6 feet of distance for internal employees
- Work from home
- Employee Help Line
- Daily Communication from Management – video, social, intranet, and email

Community

- Support for SBA Relief Programs
- Highlights in media, podcast
- Continued support of local sponsorships and causes

Paycheck Protection Program Put on Express Track by Equity Bank
from The Financial Brand
https://thefinancialbrand.com/94930/coronavirus-covid19-paycheck-protection-program-ppp-cares-act-sba/

39

Equity Bank: We Are Here For You - COVID Outreach 2020

PPP

PHASE 1

78,000[1]

CUSTOMER EMPLOYEES ASSISTED THROUGH SBA PPP LOANS

1,600

COMPLETED LOANS (PULL THROUGH RATE OF 98%)

CONTINUING TO ACCEPT APPLICATIONS TO FACILITATE PHASE 2

Digital Banking

ONLINE & MOBILE TRAFFIC

+9%

+50%

NEW ACCOUNT APPLICATIONS

MONTH-OVER-MONTH

DocuSign IMPLEMENTATION ACROSS PRODUCTS

CUSTOM, IN-HOUSE CRM PROJECT WORKFLOW

Branch Light

KNOCK OR CALL FOR LOBBY ACCESS

DRIVE-THRU FULL SERVICE


We're here for you.
EQUITY BANK

[1] Estimate based on data provided on applications processed

40

COVID-19 Relief for Customers Loan Payment Deferrals As of May 11: Deferral of principal & interest payments for a period of 90 days. Commercial Participants: 674 Amount: $557M Proactive communication with customer base to determine greatest need. Management team has worked directly with borrowers to identify additional solutions to weather the economic implications of COVID-19. Consumer RE As of May 11, 2020, the Bank had granted payment deferrals Participants: 235 to 1,104 customers on $601M in outstanding credit Amount: $41M balances, or 24% of the total portfolio. We are committed to continuing to partner with our customer base and providing valuable resources in working Consumer through the implications of the COVID-19 pandemic. Participants: 186 Amount: $2M 41COVID-19 Relief for Customers Loan Payment Deferrals As of May 11: Deferral of principal & interest payments for a period of 90 days. Commercial Participants: 674 Amount: $557M Proactive communication with customer base to determine greatest need. Management team has worked directly with borrowers to identify additional solutions to weather the economic implications of COVID-19. Consumer RE As of May 11, 2020, the Bank had granted payment deferrals Participants: 235 to 1,104 customers on $601M in outstanding credit Amount: $41M balances, or 24% of the total portfolio. We are committed to continuing to partner with our customer base and providing valuable resources in working Consumer through the implications of the COVID-19 pandemic. Participants: 186 Amount: $2M 41

The following tables present non-GAAP reconciliations of the following calculations: • Tangible Common Equity (TCE) to Tangible Assets (TA) Ratio • Tangible Book Value per Common Share • Return on Average Tangible Common Equity (ROATCE) • Efficiency Ratio • Core Return on Average Assets, Core Return on Average Tangible Common Equity and Core Diluted Earnings Per Share 42The following tables present non-GAAP reconciliations of the following calculations: • Tangible Common Equity (TCE) to Tangible Assets (TA) Ratio • Tangible Book Value per Common Share • Return on Average Tangible Common Equity (ROATCE) • Efficiency Ratio • Core Return on Average Assets, Core Return on Average Tangible Common Equity and Core Diluted Earnings Per Share 42

TCE to TA and Tangible Book Value per Share Non-GAAP Financial Measures (Unaudited) As of and for the years ended YTD March 31, December 31, December 31, December 31, December 31, (Dollars in thousands, except per share data) 2020 2019 2018 2017 2016 Total stockholders’ equity.......................................................................... $ 477,351 $ 478,060 $ 455,941 $ 374,144 $ 257,964 Less: goodwill............................................................................................. 136,432 136,432 131,712 104,907 58,874 Less: core deposit intangibles, net......................................................... 19,105 19,907 21,725 10,738 4,715 Less: mortgage servicing asset, net....................................................... 4 5 11 17 23 Less: naming rights, net............................................................................ 1,163 1,174 1,217 1,260 - Tangible common equity........................................................................... $ 320,647 $ 320,542 $ 301,276 $ 257,222 $ 194,352 Common shares outstanding at period end (1)................................... 1 5,198,986 15,444,434 1 5,793,095 1 4,605,607 1 1,680,308 Book value per common share (1).......................................................... $ 3 1.41 $ 30.95 $ 2 8.87 $ 2 5.62 $ 22.09 Tangible book value per common share (1)......................................... $ 2 1.10 $ 2 0.75 $ 1 9.08 $ 1 7.61 $ 1 6.64 Total assets................................................................................................. $ 3 ,943,832 $ 3,949,578 $ 4 ,061,716 $ 3,170,509 $ 2 ,192,192 Less: goodwill............................................................................................. 136,432 136,432 131,712 104,907 5 8,874 Less: core deposit intangibles, net......................................................... 19,105 1 9,907 21,725 10,738 4,715 Less: mortgage servicing asset, net....................................................... 4 5 11 17 23 Less: naming rights, net............................................................................ 1,163 1,174 1,217 1,260 - Tangible assets.......................................................................................... $ 3,787,128 $ 3 ,792,060 $ 3 ,907,051 $ 3,053,587 $ 2,128,580 Tangible common equity to tangible assets......................................... 8.47% 8.45% 7.71% 8.42% 9.13% (1) Share and per share data includes Class A and Class B common stock issued and outstanding and vested, but unissued RSU shares. 43TCE to TA and Tangible Book Value per Share Non-GAAP Financial Measures (Unaudited) As of and for the years ended YTD March 31, December 31, December 31, December 31, December 31, (Dollars in thousands, except per share data) 2020 2019 2018 2017 2016 Total stockholders’ equity.......................................................................... $ 477,351 $ 478,060 $ 455,941 $ 374,144 $ 257,964 Less: goodwill............................................................................................. 136,432 136,432 131,712 104,907 58,874 Less: core deposit intangibles, net......................................................... 19,105 19,907 21,725 10,738 4,715 Less: mortgage servicing asset, net....................................................... 4 5 11 17 23 Less: naming rights, net............................................................................ 1,163 1,174 1,217 1,260 - Tangible common equity........................................................................... $ 320,647 $ 320,542 $ 301,276 $ 257,222 $ 194,352 Common shares outstanding at period end (1)................................... 1 5,198,986 15,444,434 1 5,793,095 1 4,605,607 1 1,680,308 Book value per common share (1).......................................................... $ 3 1.41 $ 30.95 $ 2 8.87 $ 2 5.62 $ 22.09 Tangible book value per common share (1)......................................... $ 2 1.10 $ 2 0.75 $ 1 9.08 $ 1 7.61 $ 1 6.64 Total assets................................................................................................. $ 3 ,943,832 $ 3,949,578 $ 4 ,061,716 $ 3,170,509 $ 2 ,192,192 Less: goodwill............................................................................................. 136,432 136,432 131,712 104,907 5 8,874 Less: core deposit intangibles, net......................................................... 19,105 1 9,907 21,725 10,738 4,715 Less: mortgage servicing asset, net....................................................... 4 5 11 17 23 Less: naming rights, net............................................................................ 1,163 1,174 1,217 1,260 - Tangible assets.......................................................................................... $ 3,787,128 $ 3 ,792,060 $ 3 ,907,051 $ 3,053,587 $ 2,128,580 Tangible common equity to tangible assets......................................... 8.47% 8.45% 7.71% 8.42% 9.13% (1) Share and per share data includes Class A and Class B common stock issued and outstanding and vested, but unissued RSU shares. 43

ROATCE and Efficiency Ratio YTD March 31, December 31, December 31, December 31, December 31, (Dollars in thousands, except per share data) 2020 2019 2018 2017 2016 Total average stockholders' equity.......................................................... $ 482,567 $ 463,445 $ 420,453 $ 293,798 $ 168,822 Less: average intangible assets and preferred stock......................... 157,097 158,410 139,131 7 6,320 2 5,883 Average tangible common equity............................................................. $ 325,470 $ 305,035 $ 281,322 $ 217,478 $ 142,939 Net income allocable to common stockholders .................................. $ 1,258 $ 25,579 $ 35,825 $ 20,649 $ 9 ,373 Amortization of intangibles........................................................................ 814 3,218 2,492 1,070 419 Less: tax effect of amortization of intangibles (1).................................. 171 676 523 375 147 Adjusted net income allocable to common stockholders................... $ 1,901 $ 28,121 $ 37,794 $ 21,344 $ 9 ,645 Return on average tangible common equity (ROATCE) (2)................ 2.35% 9.22% 13.43% 9.81% 6.75% Non-interest expense................................................................................. $ 25,758 $ 99,635 $ 94,387 $ 67,463 $ 47,075 Less: merger expenses............................................................................ - 915 7,462 5,352 5,294 Less: loss on debt extinguishment......................................................... - - - - 58 Non-interest expense, excluding merger expenses and loss on debt extinguishment................................................................................... $ 25,758 $ 98,720 $ 86,925 $ 62,111 $ 41,723 Net interest income.................................................................................... $ 32,095 $ 125,858 $ 124,798 $ 86,002 $ 52,597 Non-interest income................................................................................... $ 5,306 $ 24,988 $ 19,725 $ 15,440 $ 10,466 Less: net gains (losses) from securities transactions....................... 8 14 (9) 271 479 Less: net gain on acquisition................................................................... - - - - - Non-interest income, excluding net gains (losses) from securities transactions and net gain on acquisition............................................... $ 5 ,298 $ 24,974 $ 19,734 $ 15,169 $ 9 ,987 Efficiency ratio.............................................................................................. 68.88% 65.45% 60.14% 61.39% 66.67% ____________________ (1) Tax rates used in this calculation were 21% for 2020, 2019 and 2018. Tax rates used were 35% for previous years. (2) Annualized 44ROATCE and Efficiency Ratio YTD March 31, December 31, December 31, December 31, December 31, (Dollars in thousands, except per share data) 2020 2019 2018 2017 2016 Total average stockholders' equity.......................................................... $ 482,567 $ 463,445 $ 420,453 $ 293,798 $ 168,822 Less: average intangible assets and preferred stock......................... 157,097 158,410 139,131 7 6,320 2 5,883 Average tangible common equity............................................................. $ 325,470 $ 305,035 $ 281,322 $ 217,478 $ 142,939 Net income allocable to common stockholders .................................. $ 1,258 $ 25,579 $ 35,825 $ 20,649 $ 9 ,373 Amortization of intangibles........................................................................ 814 3,218 2,492 1,070 419 Less: tax effect of amortization of intangibles (1).................................. 171 676 523 375 147 Adjusted net income allocable to common stockholders................... $ 1,901 $ 28,121 $ 37,794 $ 21,344 $ 9 ,645 Return on average tangible common equity (ROATCE) (2)................ 2.35% 9.22% 13.43% 9.81% 6.75% Non-interest expense................................................................................. $ 25,758 $ 99,635 $ 94,387 $ 67,463 $ 47,075 Less: merger expenses............................................................................ - 915 7,462 5,352 5,294 Less: loss on debt extinguishment......................................................... - - - - 58 Non-interest expense, excluding merger expenses and loss on debt extinguishment................................................................................... $ 25,758 $ 98,720 $ 86,925 $ 62,111 $ 41,723 Net interest income.................................................................................... $ 32,095 $ 125,858 $ 124,798 $ 86,002 $ 52,597 Non-interest income................................................................................... $ 5,306 $ 24,988 $ 19,725 $ 15,440 $ 10,466 Less: net gains (losses) from securities transactions....................... 8 14 (9) 271 479 Less: net gain on acquisition................................................................... - - - - - Non-interest income, excluding net gains (losses) from securities transactions and net gain on acquisition............................................... $ 5 ,298 $ 24,974 $ 19,734 $ 15,169 $ 9 ,987 Efficiency ratio.............................................................................................. 68.88% 65.45% 60.14% 61.39% 66.67% ____________________ (1) Tax rates used in this calculation were 21% for 2020, 2019 and 2018. Tax rates used were 35% for previous years. (2) Annualized 44

Core ROAA, Core ROATCE and Core Diluted EPS Non-GAAP Financial Measures, continued (Unaudited) As of and for the years ended (Dollars in thousands, except per share data) YTD March 31, December 31, December 31, December 31, December 31, 2020 2019 2018 2017 2016 Total average stockholders' equity.......................................................... $ 482,567 $ 463,445 $ 420,453 $ 293,798 $ 168,822 Less: average intangible assets and preferred stock......................... 157,097 158,410 139,131 7 6,320 2 5,883 Average tangible common equity............................................................. $ 325,470 $ 305,035 $ 281,322 $ 217,478 $ 142,939 Net income allocable to common stockholders .................................. $ 1 ,258 $ 25,579 $ 35,825 $ 20,649 $ 9,373 Amortization of intangibles........................................................................ 814 3,218 2,492 1,070 419 Less: tax effect of amortization of intangibles (1).................................. 171 676 523 375 147 Adjusted net income allocable to common stockholders................... $ 1 ,901 $ 28,121 $ 37,794 $ 21,344 $ 9 ,645 Merger expenses........................................................................................ $ 915 $ 7 ,462 $ 5 ,352 $ 5 ,294 Provision....................................................................................................... $ 9,940 14,500 Less: FDIC premium credit....................................................................... 505 Less: tax effect of adjustments (1)........................................................... 2,087 3,131 1,567 1,873 1,853 Core adjusted net income allocable to common stockholders......... $ 9 ,754 $ 39,900 $ 43,689 $ 24,823 $ 13,086 Core return on average tangible common equity (ROATCE) (2)....... 12.05% 13.08% 15.53% 11.41% 9.16% Average assets............................................................................................ $ 3,943,832 $ 3 ,949,578 $ 3 ,598,913 $ 3,170,509 $ 2 ,192,192 Net income allocable to common stockholders .................................. $ 1 ,258 $ 25,579 $ 35,825 $ 20,649 $ 9 ,373 Merger expenses........................................................................................ 915 7,462 5,352 5,294 Provision....................................................................................................... 9,940 1 4,500 Less: FDIC premium credit....................................................................... 505 Less: tax effect of adjustments (1)........................................................... 2,087 3,131 1,567 1,873 1,853 Core net income allocable to common stockholders.......................... $ 9,111 $ 37,358 $ 41,720 $ 24,128 $ 12,814 Core return on average assets (ROAA) (2)............................................ 0.93% 0.95% 1.16% 0.76% 0.58% Core diluted earnings per share (EPS) (3)............................................ $ 0.57 $ 2.34 $ 2.65 $ 1.90 $ 1.46 (1) Tax rates used in this calculation were 21% for 2020, 2019 and 2018. Tax rates used were 35% for previous years. (2) Annualized (3) Share and per share data includes Class A and Class B common stock issued and outstanding and vested RSU shares 45Core ROAA, Core ROATCE and Core Diluted EPS Non-GAAP Financial Measures, continued (Unaudited) As of and for the years ended (Dollars in thousands, except per share data) YTD March 31, December 31, December 31, December 31, December 31, 2020 2019 2018 2017 2016 Total average stockholders' equity.......................................................... $ 482,567 $ 463,445 $ 420,453 $ 293,798 $ 168,822 Less: average intangible assets and preferred stock......................... 157,097 158,410 139,131 7 6,320 2 5,883 Average tangible common equity............................................................. $ 325,470 $ 305,035 $ 281,322 $ 217,478 $ 142,939 Net income allocable to common stockholders .................................. $ 1 ,258 $ 25,579 $ 35,825 $ 20,649 $ 9,373 Amortization of intangibles........................................................................ 814 3,218 2,492 1,070 419 Less: tax effect of amortization of intangibles (1).................................. 171 676 523 375 147 Adjusted net income allocable to common stockholders................... $ 1 ,901 $ 28,121 $ 37,794 $ 21,344 $ 9 ,645 Merger expenses........................................................................................ $ 915 $ 7 ,462 $ 5 ,352 $ 5 ,294 Provision....................................................................................................... $ 9,940 14,500 Less: FDIC premium credit....................................................................... 505 Less: tax effect of adjustments (1)........................................................... 2,087 3,131 1,567 1,873 1,853 Core adjusted net income allocable to common stockholders......... $ 9 ,754 $ 39,900 $ 43,689 $ 24,823 $ 13,086 Core return on average tangible common equity (ROATCE) (2)....... 12.05% 13.08% 15.53% 11.41% 9.16% Average assets............................................................................................ $ 3,943,832 $ 3 ,949,578 $ 3 ,598,913 $ 3,170,509 $ 2 ,192,192 Net income allocable to common stockholders .................................. $ 1 ,258 $ 25,579 $ 35,825 $ 20,649 $ 9 ,373 Merger expenses........................................................................................ 915 7,462 5,352 5,294 Provision....................................................................................................... 9,940 1 4,500 Less: FDIC premium credit....................................................................... 505 Less: tax effect of adjustments (1)........................................................... 2,087 3,131 1,567 1,873 1,853 Core net income allocable to common stockholders.......................... $ 9,111 $ 37,358 $ 41,720 $ 24,128 $ 12,814 Core return on average assets (ROAA) (2)............................................ 0.93% 0.95% 1.16% 0.76% 0.58% Core diluted earnings per share (EPS) (3)............................................ $ 0.57 $ 2.34 $ 2.65 $ 1.90 $ 1.46 (1) Tax rates used in this calculation were 21% for 2020, 2019 and 2018. Tax rates used were 35% for previous years. (2) Annualized (3) Share and per share data includes Class A and Class B common stock issued and outstanding and vested RSU shares 45